                                                                   EXHIBIT 4.01


                                   ENRON CORP.

                                    AS ISSUER

                                       AND

                            THE CHASE MANHATTAN BANK

                                   AS TRUSTEE

                                    INDENTURE

                          Dated as of February 7, 2001

                                 $1,907,698,000

                 ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2021*







--------
* Plus an option to purchase up to $381,540,000 additional Principal Amount at Maturity of such Zero Coupon Convertible Senior Notes due 2021 from the Issuer to cover over-allotments.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                     ARTICLE 1

                                    DEFINITIONS AND INCORPORATION BY REFERENCE

   SECTION 1.01.   Definitions....................................................................................1

   SECTION 1.02.   Other Definitions..............................................................................8

   SECTION 1.03.   Incorporation by Reference of Trust Indenture Act..............................................8

   SECTION 1.04.   Rules of Construction..........................................................................8

                                                     ARTICLE 2

                                                  THE SECURITIES

   SECTION 2.01.   Form of Securities.............................................................................9

   SECTION 2.02.   Title and Terms................................................................................9

   SECTION 2.03.   Denominations.................................................................................10

   SECTION 2.04.   Forms Generally...............................................................................10

   SECTION 2.05.   Execution, Authentication and Delivery........................................................10

   SECTION 2.06.   Registrar and Paying Agent....................................................................11

   SECTION 2.07.   Transfer and Exchange.........................................................................11

   SECTION 2.08.   Replacement Securities........................................................................12

   SECTION 2.09.   Outstanding Securities........................................................................13

   SECTION 2.10.   Temporary Securities; Exchange of Global Security for Definitive Securities...................13

   SECTION 2.11.   Book-entry Provisions for Global Securities...................................................14

   SECTION 2.12.   Cancellation..................................................................................14

   SECTION 2.13.   Special Transfer Provisions...................................................................15

   SECTION 2.14.   CUSIP Numbers.................................................................................18

   SECTION 2.15.   Legend on Restricted Securities...............................................................18

                                                     ARTICLE 3

                                                    REDEMPTION

   SECTION 3.01.   Notices to Trustee............................................................................18

   SECTION 3.02.   Selection of Securities To Be Redeemed........................................................19

   SECTION 3.03.   Notice of Redemption..........................................................................19

   SECTION 3.04.   Effect of Notice of Redemption................................................................20

   SECTION 3.05.   Deposit of Redemption Price...................................................................20

   SECTION 3.06.   Securities Redeemed in Part...................................................................20

   SECTION 3.07.   Conversion Arrangement on Call for Redemption.................................................20

   SECTION 3.08.   Purchase of Securities at Option of the Holder................................................21

   SECTION 3.09.   Repurchase of Securities at Option of the Holder upon Fundamental Change......................28

   SECTION 3.10.   Effect of Purchase Notice or Fundamental Change Repurchase Notice.............................35

   SECTION 3.11.   Deposit of Purchase Price or Fundamental Change Repurchase Price..............................36

   SECTION 3.12.   Securities Purchased or Repurchased in Part...................................................36

                                TABLE OF CONTENTS

   SECTION 3.13.   Covenant to Comply With Securities Laws Upon Purchase or Repurchase of Securities.............36

   SECTION 3.14.   Repayment to the Issuer.......................................................................37


                                                     ARTICLE 4

                                                     COVENANTS

   SECTION 4.01.   Payment of Securities.........................................................................37

   SECTION 4.02.   Financial Information; SEC Reports............................................................37

   SECTION 4.03.   Corporate Existence...........................................................................38

   SECTION 4.04.   Restrictions on Liens.........................................................................38

   SECTION 4.05.   [Intentionally omitted].......................................................................40

   SECTION 4.06.   Exempted Indebtedness.........................................................................40

   SECTION 4.07.   Waiver of Certain Covenants...................................................................41

   SECTION 4.08.   Compliance Certificate........................................................................41

   SECTION 4.09.   Further Instruments and Acts..................................................................41

   SECTION 4.10.   Calculation of Original Issue Discount........................................................41


                                                     ARTICLE 5

                                                SUCCESSOR COMPANIES

   SECTION 5.01.   Merger and Consolidation......................................................................42


                                                     ARTICLE 6

                                               DEFAULTS AND REMEDIES

   SECTION 6.01.   Events of Default.............................................................................42

   SECTION 6.02.   Acceleration..................................................................................44

   SECTION 6.03.   Other Remedies................................................................................44

   SECTION 6.04.   Waiver of Past Defaults.......................................................................44

   SECTION 6.05.   Control by Majority...........................................................................45

   SECTION 6.06.   Limitation on Suits...........................................................................45

   SECTION 6.07.   Rights of Holders to Receive Payment..........................................................45

   SECTION 6.08.   Collection Suit by Trustee....................................................................45

   SECTION 6.09.   Trustee May File Proofs of Claim..............................................................46

   SECTION 6.10.   Priorities....................................................................................46

   SECTION 6.11.   Undertaking for Costs.........................................................................46

   SECTION 6.12.   Waiver of Stay or Extension Laws..............................................................47


                                                     ARTICLE 7

                                                      TRUSTEE

   SECTION 7.01.   Duties of Trustee.............................................................................47

   SECTION 7.02.   Rights of Trustee.............................................................................48

   SECTION 7.03.   Individual Rights of Trustee..................................................................49

   SECTION 7.04.   Trustee's Disclaimer..........................................................................49

   SECTION 7.05.   Notice of Defaults............................................................................49

                                TABLE OF CONTENTS



   SECTION 7.06.   Reports by Trustee to Holder..................................................................49

   SECTION 7.07.   Compensation and Indemnity....................................................................49

   SECTION 7.08.   Replacement of Trustee........................................................................50

   SECTION 7.09.   Successor Trustee by Merger...................................................................51

   SECTION 7.10.   Eligibility; Disqualification.................................................................51

   SECTION 7.11.   Preferential Collection of Claims Against Issuer..............................................51


                                                     ARTICLE 8

                                              DISCHARGE OF INDENTURE

   SECTION 8.01.   Discharge of Liability on Securities..........................................................51

   SECTION 8.02.   Application of Trust Money....................................................................52

   SECTION 8.03.   Repayment to Issuer...........................................................................52


                                                     ARTICLE 9

                                                    AMENDMENTS

   SECTION 9.01.   Without Consent of Holders....................................................................52

   SECTION 9.02.   With Consent of Holders.......................................................................53

   SECTION 9.03.   Compliance with Trust Indenture Act...........................................................54

   SECTION 9.04.   Revocation and Effect of Consents and Waivers.................................................54

   SECTION 9.05.   Notation on or Exchange of Securities.........................................................55

   SECTION 9.06.   Trustee To Sign Amendments....................................................................55


                                                    ARTICLE 10

                                           SPECIAL TAX EVENT CONVERSION

   SECTION 10.01.   Optional Conversion to Semi-annual Coupon Note Upon Tax Event................................55

   SECTION 10.02.   Paying Agent To Hold Money in Trust..........................................................56

   SECTION 10.03.   Securityholder Lists.........................................................................56

   SECTION 10.04.   Payment of Interest; Interest Rights Preserved...............................................56


                                                    ARTICLE 11

                                                    CONVERSION

   SECTION 11.01.   Conversion Privilege.........................................................................58

   SECTION 11.02.   Conversion Procedure.........................................................................60

   SECTION 11.03.   Fractional Shares............................................................................61

   SECTION 11.04.   Taxes on Conversion..........................................................................61

   SECTION 11.05.   Company to Provide Stock.....................................................................61

   SECTION 11.06.   Adjustment for Change In Capital Stock.......................................................62

   SECTION 11.07.   Adjustment for Rights Issue..................................................................62

   SECTION 11.08.   Adjustment for Other Distributions...........................................................64

   SECTION 11.09.   When Adjustment May Be Deferred..............................................................65

   SECTION 11.10.   When No Adjustment Required..................................................................65

   SECTION 11.11.   Notice of Adjustment.........................................................................66

   SECTION 11.12.   Voluntary Increase...........................................................................66

                                TABLE OF CONTENTS


   SECTION 11.13.   Notice of Certain Transactions...............................................................66

   SECTION 11.14.   Reorganization of Company; Special Distributions.............................................66

   SECTION 11.15.   Company Determination Final..................................................................67

   SECTION 11.16.   Trustee's Adjustment Disclaimer..............................................................67

   SECTION 11.17.   Simultaneous Adjustments.....................................................................67

   SECTION 11.18.   Successive Adjustments.......................................................................68

   SECTION 11.19.   Rights Issued in Respect of Common Stock Issued Upon Conversion..............................68

   SECTION 11.20.   Restriction on Common Stock Issued Upon Conversion...........................................68


                                                    ARTICLE 12

                                                   MISCELLANEOUS

   SECTION 12.01.   Trust Indenture Act Controls.................................................................69

   SECTION 12.02.   Notices......................................................................................69

   SECTION 12.03.   Communication by Holders with Other Holders..................................................70

   SECTION 12.04.   Certificate and Opinion as to Conditions Precedent...........................................70

   SECTION 12.05.   Statements Required in Certificate or Opinion................................................70

   SECTION 12.06.   When Securities Disregarded..................................................................71

   SECTION 12.07.   Rules by Trustee, Paying Agent and Registrar.................................................71

   SECTION 12.08.   Legal Holidays...............................................................................71

   SECTION 12.09.   Governing Law................................................................................71

   SECTION 12.10.   No Recourse Against Others...................................................................71

   SECTION 12.11.   Successors...................................................................................71

   SECTION 12.12.   Multiple Originals...........................................................................72

   SECTION 12.13.   Table of Contents;  Headings.................................................................72

   SECTION 12.14.   Severability.................................................................................72



EXHIBIT A: FORM OF SECURITY......................................................................................A-1
EXHIBIT B: FORM OF TRANSFER CERTIFICATE FOR TRANSFER
           FROM GLOBAL SECURITY OR DEFINITIVE SECURITY
           TO DEFINITIVE SECURITY................................................................................B-1
EXHIBIT C: FORM OF NON-DISTRIBUTION LETTER FOR
           INSTITUTIONAL ACCREDITED INVESTORS....................................................................C-1
EXHIBIT D: FORM OF PURCHASE NOTICE...............................................................................D-1
EXHIBIT E: FORM OF FUNDAMENTAL CHANGE REPURCHASE
           NOTICE................................................................................................E-1
EXHIBIT F: FORM OF TRANSFER CERTIFICATE FOR TRANSFER
           OF RESTRICTED COMMON STOCK............................................................................F-1

                  INDENTURE, dated as of February 7, 2001, by and between, ENRON CORP., an Oregon corporation (the "Issuer" or the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Zero Coupon Convertible Senior Notes due 2021 (the "Securities"):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                   SECTION 1.01. Definitions.


                  "Accreted Conversion Price" means with respect to a Security per $1,000 of Principal Amount at Maturity, as of the date of determination, the quotient of (i) the sum of the Issue Price plus Original Issue Discount accrued to such date (or, if the Issuer has exercised its option to convert the Securities to semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) divided by (ii) the Conversion Rate in effect on such date.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent Members" has the meaning specified in Section 2.11.

                  "Average Quoted Price" has the meaning specified in Section 11.01.

                  "Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

                  "Clearstream" has the meaning specified in Section 2.01.

                  "Closing Date" means the date of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the shares of Common Stock of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Company" means Enron Corp., an Oregon corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

                  "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding indebtedness due within 12 months) and (b) goodwill, patents and trademarks, all as reflected in the Company's audited consolidated balance sheet preceding the date of a determination under Section 4.06.

                  "Conversion Agent" means the Trustee or such other office or agency designated by the Issuer where Securities may be presented for conversion.

                  "Conversion Date" has the meaning specified in Section 11.02.

                  "Conversion Rate" has the meaning specified in Section 11.01.

                  "Corporate Trust Office" means the office of the Trustee specified in Section 12.02.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning specified in Section
10.04.

                  "Definitive Securities" has the meaning specified in Section 2.01.

                  "Depositary" means, with respect to the Securities issuable in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor.

                  "Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

                  "Euroclear" has the meaning specified in Section 2.01.

                  "Ex-Dividend Time" has the meaning specified in Section 11.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fundamental Change" has the meaning specified in Section
3.09.

                  "Fundamental Change Notice" has the meaning specified in
Section 3.09.

                  "Fundamental Change Notice Date" has the meaning specified in
Section 3.09.

                  "Fundamental Change Repurchase Date" has the meaning specified in Section 3.09.

                  "Fundamental Change Repurchase Notice" has the meaning specified in Section 3.09.

                  "Fundamental Change Repurchase Price" has the meaning specified in Section 3.09.

                  "Funded Debt" as applied to any corporation means all indebtedness incurred, created, assumed or guaranteed by such corporation, or upon which it customarily pays interest charges, which matures, or is renewable by such corporation to a date, more than one year after the date as of which Funded Debt is being determined; provided, however, that the term "Funded Debt" shall not include (i) indebtedness incurred in the ordinary course of business representing borrowings, regardless of when payable, of such corporation from time to time against, but not in excess of the face amount of, its installment accounts receivable for the sale of appliances and equipment sold in the regular course of business or (ii) advances for construction and security deposits received by such corporation in the ordinary course of business.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Security" has the meaning specified in Section 2.01.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  The term "indebtedness", as applied to the Company or any Subsidiary, shall mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by the Company or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary shall for all purposes hereof be deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons shall for any purpose be deemed indebtedness of such corporation. Indebtedness of the Company or any Subsidiary shall not include (i) amounts which are payable only out of all or a portion of the oil, gas, natural gas, helium, coal, metals, minerals, steam, timber or other natural resources produced, derived or extracted from properties owned or developed by such corporation; (ii) any amount representing capitalized lease obligations; (iii) any indebtedness incurred to finance oil, gas natural gas, helium, coal, metal, mineral, steam, timber, hydrocarbons, or geothermal or other natural resource or synthetic fuel exploration or development, payable, with respect to principal and interest, solely out of the proceeds of oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources or synthetic fuel to be produced, sold, and/or delivered by the Company or any Subsidiary; (iv) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such other persons or with third persons with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products, or services of such other persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (v) any guarantees with respect to lease or other similar periodic payments to be made by other persons.

                  "Indenture" means this Indenture as amended or supplemented from time to time and includes the terms of Securities established as contemplated by Section 2.01.

                  "Initial Purchasers" means Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Deutsche Banc Alex. Brown Inc., Barclays Capital Inc. and Banc of America Securities LLC.

                  "Interest Payment Date" has the meaning specified in Section 10.01.

                  "Issue Date" means the date the Securities are originally issued or deemed issued as set forth on the face of the Security under this Indenture.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price as set forth on the face of the Security.

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

                  "Issuer's Notice" has the meaning specified in Section 3.08.

                  "Issuer's Notice Date" has the meaning specified in Section 3.08.

                  "Market Price" has the meaning specified in Section 3.08.

                  "Maturity", when used with respect to any Security, means the date on which the principal, Restated Principal Amount, Purchase Price or Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date, Purchase Date or Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.

                  "Non-Global Purchasers" has the meaning specified in Section 2.01.

                  "Offering Memorandum" means the offering memorandum relating to the Securities dated January 31, 2001.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, an Assistant or Deputy Treasurer or the Secretary or an Assistant Secretary of the Issuer.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer or the Trustee.

                  "Option Exercise Date" has the meaning specified in Section 10.01.

                  "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security, which shall accrue as set forth in the form of Security.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Principal Amount at Maturity" of a Security means the Principal Amount at Maturity as set forth on the face of the Security.

                  "Principal Property" means any oil or gas pipeline, gas processing plant or chemical plant located in the United States, except any such property, pipeline or plant that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries. "Principal Property" shall not include any oil or gas property or the production or any proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum in any pipeline.

                  "Purchase Agreement" means the Purchase Agreement dated January 31, 2001, among the Issuer and the Initial Purchasers.

                  "Purchase Date" has the meaning specified in Section 3.08.

                  "Purchase Notice" has the meaning specified in Section 3.08.

                  "Purchase Price" has the meaning specified in Section 3.08.

                  "QIBs" has the meaning specified in Section 2.01.

                  "Redemption Date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 3 hereof.

                  "Redemption Price" has the meaning specified in the Securities.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated February 7, 2001, among the Issuer and the Initial Purchasers.

                  "Regular Record Date" has the meaning specified in Section 10.01.

                  "Regulation S" has the meaning specified in Section 2.01.

                  "Restated Principal Amount" has the meaning specified in
Section 10.01.

                  "Restricted Security" has the meaning specified in Section
2.15.

                  "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

                  "Rights" has the meaning specified in Section 11.19.

                  "Rights Agreement" has the meaning specified in Section 11.19.

                  "Rule 144A" has the meaning specified in Section 2.01.

                  "Sale Price" has the meaning specified in Section 3.08.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" has the meaning specified in the second paragraph of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

                  "Shelf Registration" shall have the meaning set forth in the Registration Rights Agreement.

                  "Special Record Date" has the meaning specified in Section 10.04.

                  "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable or, if the Securities have been converted into semi-annual coupon notes, the date specified in such Security as the fixed date on which the Restated Principal Amount thereof or any installment of interest thereon is due and payable.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, for purposes of Sections 4.04 and 4.06 of this Indenture (including all defined terms used in such Sections), "Subsidiary" means a corporation all of the voting shares (that is, shares entitled to vote for the election of directors, but excluding shares entitled so to vote only upon the happening of some contingency unless such contingency shall have occurred) of which shall be owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                  "Tax Event" means that the Issuer shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after January 31, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws, rules or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after January 31, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Issuer (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

                  "Tax Event Date" has the meaning specified in Section 10.01.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bb in effect on the Closing Date.

                  "Time of Determination" has the meaning specified in Section 11.01.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any Vice President, Assistant Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  SECTION 1.02. Other Definitions.

                 TERM                                             DEFINED IN SECTION
                 "Acquired Entity"                                       4.04(l)
                 "Bankruptcy Law"                                        6.01
                 "Custodian"                                             6.01
                 "Event of Default"                                      6.01
                 "Extraordinary Cash Dividend"                          11.08
                 "Legal Holiday"                                        12.08
                 "Measurement Period"                                   11.08
                 "Notice of Default"                                     6.01
                 "Paying Agent"                                          2.06
                 "protected purchaser"                                   2.08
                 "Registrar"                                             2.06
                 "Relevant Cash Dividends"                              11.08
                 "Successor Company"                                     5.01(a)
                 "trading day"                                          11.01


                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction.


Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular; and

                  (6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                   ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. Form of Securities. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture.

                  The Securities offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), each as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Securities held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Except as provided in Section 2.10 and 2.13, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Securities in definitive form. Transferees of Securities who are not QIBs and did not purchase Securities sold in reliance on Regulation S under the Securities Act (referred to herein as the "Non-Global Purchasers") will receive certificated Securities in definitive form bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Definitive Securities"). Definitive Securities will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.13(b).

                  SECTION 2.02. Title and Terms. The aggregate Principal Amount at Maturity of Securities which may be authenticated and delivered under this Indenture is limited to

$1,907,698,000 (subject to increase by up to $381,540,000 in the event the Initial Purchasers exercise the over-allotment option under the Purchase Agreement), except for replacement Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.08.

                  The Securities shall be known and designated as the "Zero Coupon Convertible Senior Notes due 2021" of the Issuer with a Stated Maturity on February 7, 2021.

                  The Issue Price and Original Issue Discount accrued on the Securities shall be payable at (i) the office or agency of the Company in The City of New York maintained for such purpose, which initially shall be the principal corporate trust office of the Trustee in The City of New York, (ii) the Corporate Trust Office and (iii) at any other office or agency maintained by the Issuer for such purpose; provided, however, that at the option of the Issuer payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  The Securities shall not have the benefit of a sinking fund.

                  The Securities shall not be superior in right of payment to, and shall rank pari passu with, all other unsubordinated indebtedness of the Issuer.

                  SECTION 2.03. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 Principal Amount at Maturity and any integral multiple of $1,000 above that amount.

                  SECTION 2.04. Forms Generally.The Securities may have such letters, notations, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, securities exchange rule, the Code and regulations thereunder, agreements to which the Issuer is subject, if any, or usage (provided that any such notation legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication.

                  The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

                  SECTION 2.05. Execution, Authentication and Delivery. One or more Officers of the Issuer shall sign the Securities on behalf of the Issuer by manual or facsimile signature. The Issuer's seal, if any, may, but need not, be impressed, affixed, imprinted or reproduced on the Securities and, if it is, then it may be in facsimile form.

                  If an Officer of the Issuer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.06. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuer initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

                  The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

                  The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                  SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with this Indenture. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for Securities of other denominations and of a like aggregate Principal Amount at Maturity and tenor, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any such transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving any payment on such Security (including interest, if the Securities have been converted into semi-annual coupon notes) and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking, and the Registrar does not register a transfer prior to receiving such notification, (ii) requests the Issuer or the Trustee to issue a new replacement Security, prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for the expenses they incur in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable or has been called for redemption in full, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Issuer.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

                  If a Security is replaced pursuant to Section 2.08, the Security so replaced ceases to be outstanding unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, at Maturity, money or securities sufficient to pay all amounts payable on that date with respect to the Securities (or portions thereof) to be redeemed, purchased or repurchased or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) shall cease to be outstanding and Original Issue Discount (or interest, if the Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event) on them shall cease to accrue.

                  SECTION 2.10. Temporary Securities; Exchange of Global Security for Definitive Securities.

                  (a) In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer consider appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

                  (b) Except for transfers made in accordance with Section 2.13(a), a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.11 shall be transferred to the beneficial owners thereof in the form of certificated Securities in definitive form only if such transfer complies with Section 2.13 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice, or (ii) the Issuer so elects.

                  (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Securities in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of authorized denominations in the form of certificated Securities in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct.

Any Securities in the form of certificated Securities in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.13(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

                  (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  The Issuer will make available to the Trustee a reasonable supply of certificated Securities in definitive form.

                  SECTION 2.11. Book-entry Provisions for Global Securities. This Section 2.11 shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Issuer shall execute and the Trustee shall, in accordance with this Section 2.11 and the written order of the Issuer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

                  SECTION 2.12. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 11 hereof) or cancellation and deliver canceled Securities to the Issuer pursuant to written direction by an Officer of the Issuer. In the absence of any such direction, the Trustee may treat canceled

Securities in accordance with its document retention policies. The Issuer may not issue new Securities to replace Securities they have redeemed, paid in full or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.13. Special Transfer Provisions. (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.10 and 2.11 and this Section 2.13(a); provided, however, that beneficial interests in a Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in Exhibit C.

                  Except for transfers or exchanges made in accordance with paragraphs (1) through (4) of this Section 2.13(a) and Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (1) Global Security to Definitive Security. If an owner of a beneficial interest in a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a Person who is required to take delivery thereof in the form of a Definitive Security, such owner may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depositary, cause the exchange of such interest for one or more Definitive Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Registrar of (A) instructions from Euroclear or Clearstream, if applicable, and the Depositary directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the beneficial interest in the Global Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions, (B) a certificate substantially in the form of Exhibit B attached hereto given by the owner of such beneficial interest, (C) a certificate substantially in the form of Exhibit C attached hereto given by the person acquiring the Definitive Securities for which such interest is being exchanged, to the effect set forth therein, and (D) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Clearstream, if applicable, or the Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive

         Securities of the same aggregate principal amount in accordance with the instructions referred to above.

                  (2) Definitive Security to Definitive Security. If a holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is required to take delivery thereof in the form of a Definitive Security, such holder may, subject to the restrictions on transfer set forth herein and in such Definitive Security, cause the transfer of such Definitive Security (or any portion thereof in a principal a mount equal to an authorized denomination) to such transferee. Upon receipt by the Registrar of (A) such Definitive Security, duly endorsed as provided herein, (B) instructions from such holder directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the Definitive Security (or portion thereof) to be transferred, such instruction as to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions, (C) a certificate from the holder of the Definitive Security to be transferred in substantially the form of Exhibit B attached hereto, (D) a certificate substantially in the form of Exhibit C attached hereto given by the person acquiring the Definitive Securities (or portion thereof), to the effect set forth therein, and (E) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar, shall cancel or cause to be canceled such Definitive Security and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities in the appropriate aggregate principal amount, in accordance with the instructions referred to above and, if only a portion of a Definitive Security is transferred as aforesaid, concurrently therewith the Issuer shall execute and the Trustee shall authenticate and deliver to the transferor a Definitive Security in a principal amount equal to the principal amount which has not been transferred. A holder of a Definitive Security may at any time exchange such Definitive Security for one or more Definitive Securities of other authorized denominations and in the same aggregate principal amount and registered in the same name by delivering such Definitive Security, duly endorsed as provided herein, to the Trustee together with instructions directing the Trustee to authenticate and deliver one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security to be exchanged, and the Registrar thereupon shall cancel or caused to be canceled such Definitive Security and concurrently therewith the Issuer shall execute and Trustee shall authenticate and deliver, one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security being exchanged.

                  (3) Definitive Security to Global Security. If a holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Definitive Security, such holder shall, subject to the restrictions on transfer set forth herein and in such Definitive Security and the rules of the Depositary and Euroclear and Clearstream, as applicable, cause the exchange of such Definitive Security for a beneficial interest in the Global

         Security. Upon receipt by the Registrar of (A) such Definitive Security, duly endorsed as provided herein, (B) instructions from such holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depository or with the Trustee as custodian for the Depository by the same aggregate Principal Amount at Maturity as the Definitive Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depository that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (C) the assignment form on the back of the Definitive Security completed in fall (certifying in effect that such transfer complies with Rule 144A or Regulation S under the Securities Act or is otherwise being made to a Person who is not required to take delivery of the Securities in the form of a Definitive Security) and
         (D) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in transaction not subject to, the registration requirements of the Securities Act, then the Trustee shall cancel or cause to be canceled such Definitive Security and concurrently therewith shall increase the aggregate principal amount of the Global Security by the same aggregate principal amount as the Definitive Security canceled.

                  (4) Other Exchanges. In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to
         Section 2.10 prior to the effectiveness of a Shelf Registration with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (2) and (3) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

                  (b) Except in connection with a Shelf Registration contemplated by and in accordance with the terms of the Registration Rights Agreement, if Securities are issued upon the registration of transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Securities, the Securities so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Issuer of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver Securities that do not bear the legend. The Issuer shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

                  (c) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

                  (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.14. CUSIP Numbers. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.15. Legend on Restricted Securities. During the period beginning on February 7, 2001 (or such later date on which any Securities may be originally issued pursuant to the Initial Purchasers' exercise of the over-allotment option under the Purchase Agreement) and ending on the date two years from such date, any Security including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Exhibit A; provided, however, that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with the terms of this Indenture. All Securities shall bear the applicable legends set forth on the face of the form of Security in Exhibit A. Except as provided in Section 2.13, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Issuer directing it to do so.

                                   ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01. Notices to Trustee. Prior to February 7, 2004, Securities shall not be redeemable. Beginning on February 7, 2004, the Issuer, at its option, may elect to redeem Securities in accordance with the provisions thereof and of this Indenture. If the Issuer elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

                  The Issuer shall give each notice to the Trustee provided for in this Section at least 45 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the

Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities held in definitive form are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection at least 30 days but no more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Issuer of the Securities or portions thereof to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the Conversion Rate;

                  (3) the name and address of the Paying Agent and Conversion Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

                  (7) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts at Maturity of the particular Securities to be redeemed;

                  (8) that, unless the Issuer defaults in making payment of such Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Original Issue Discount on Securities (or portions thereof) called for redemption, or interest, if any, will cease to accrue on and after the Redemption Date;

                  (9) the CUSIP number, if any, printed on the Securities being redeemed;

                  (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

                  (11) the election of the Company (which, subject to the provisions of Article 11 hereof, shall be irrevocable) to deliver shares of Common Stock or to pay cash in lieu of delivery of such shares with respect to any Securities that may be converted after the mailing of such notice and prior to the Redemption Date.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Issuer any money, not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

                  SECTION 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Issuer may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 11:00 a.m. (New York City time) on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Issuer for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Issuer to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Issuer for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Issuer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Issuer and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 3.08. Purchase of Securities at Option of the Holder.

                  (a) General. Securities shall be purchased by the Issuer pursuant to the terms thereof as of February 7, 2004, February 7, 2009 and February 7, 2014 (each, a "Purchase Date"), at the purchase price of $698.13 per $1,000 of Principal Amount at Maturity as of February 7, 2004, $775.96 per $1,000 of Principal Amount at Maturity as of February 7, 2009 and $862.46 per $1,000 of Principal Amount at Maturity as of February 7, 2014 (each, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice"), substantially in the form of Exhibit D hereto, at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

                           (A) the certificate number of the Security which the
                  Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity
                  of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

                           (C) that such Security shall be purchased as of the
                  Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture, and

                           (D) in the event the Issuer elects, pursuant to
                  Section 3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Security to the Paying Agent for cancellation prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  If a Holder, in such Holder's Purchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause
(D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Issuer shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Issuer contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Issuer of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Issuer's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) on February 7, 2004 shall be paid for in cash only, but the Securities to be purchased on the other two Purchase Dates may be paid for, at the election of the Issuer, in cash or in Common Stock valued at the Market Price, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Issuer shall designate, in the Issuer's Notice delivered pursuant to Section 3.08(e), whether the Issuer will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Issuer shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Issuer held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Issuer is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state or foreign securities laws cannot be obtained, the Issuer may purchase the Securities of such Holder or Holders for cash. The Issuer may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Issuer has given the Issuer's Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  If the Issuer elects to pay all or part of the Purchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes) attributable to the period from the Issue Date (or, if the Issuer has exercised the option to convert the Securities into semi-annual coupon notes, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) through the Purchase Date with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes) accrued through the Purchase Date, and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

                  At least one Business Day before the Issuer's Notice Date (as defined herein), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the manner of payment to be made by the Issuer,

                  (ii) the information required by Section 3.08(e),

                  (iii) if the Issuer elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock on the Purchase Date in 2009 or 2014, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

                  (iv) whether the Issuer desires the Trustee to give the Issuer's Notice required by Section 3.08(e).

                  (c) Purchase with Cash. On the initial Purchase Date, the Purchase Price of all Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given shall be paid by the Issuer with cash equal to the aggregate Purchase Price of such Securities. On each other Purchase Date, at the option of the Issuer, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Issuer with cash equal to the aggregate Purchase Price of such Securities.

                  (d) Payment by Issuance of Common Stock. On each Purchase Date other than the initial one, at the option of the Issuer, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Issuer elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company may not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Issuer shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  The Issuer's right to exercise its election to purchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock on the Purchase Date in 2009 or 2014 shall be conditioned upon:

                  (i) the Issuer's not having given its Issuer's Notice of an election to pay entirely in cash and its giving of timely Issuer's Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, in each case if required;

                  (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and
         (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions
         (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period during which the Market Price is calculated. The Issuer may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Issuer has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Issuer shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                  The "Market Price" means the average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date or Fundamental Change Repurchase Date is a trading day, or if not, then on the last trading day) prior to the applicable Purchase Date or Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date or Fundamental Change Repurchase Date, of any event described in Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections 11.09 and 11.10.

                  The "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System.

                  (e) Notice. The Issuer's notice of whether it intends to pay the Purchase Price with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided herein (the "Issuer's Notice"). The Issuer's Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Issuer's Notice Date"). The Issuer's Notice shall state the manner of payment and shall contain the following information:

                  In the event the Issuer has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock on the Purchase Date in either 2009 or 2014, the Issuer's Notice shall:

                  (1) state that each Holder will receive Common Stock in respect of the specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing
         (i) the amount of cash to which the Securityholders would have been entitled had the Issuer elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock;

                  (3) set forth the method of calculating the Market Price of the Common Stock; and

                  (4) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Issuer's Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i) the Purchase Price and the Conversion Rate applicable on the Issuer's Notice Date;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

                  (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                  (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Securities;

                  (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10);

                  (ix) that, unless the Issuer defaults in making payment of such Purchase Price, Original Issue Discount on Securities covered by any Purchase Notice, or interest, if any, will cease to accrue on and after the Purchase Date; and

                  (x) the CUSIP number of the Securities, if applicable.

                  At the Issuer's request, the Trustee shall give such Issuer's Notice in the name of the Issuer and at the Issuer's expense; provided, however, that, in all cases, the text of such Issuer's Notice shall be prepared by the Issuer.

                  (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on each United States national securities exchange or automated over-the-counter trading market in the United States on which the Common Stock is then listed or quoted.

                  (g) Procedure upon Purchase. The Issuer shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through its stock transfer agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on any Common Stock delivered in payment of the Purchase Price the record date for which occurred on or prior to the Purchase Date.

                  (h) Taxes. If a Holder of a Security is paid in Common Stock, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Issuer deems to be sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.09. Repurchase of Securities at Option of the Holder upon Fundamental Change.


                  (a) General. If prior to February 7, 2004 there shall have occurred a Fundamental Change, Securities shall be purchased by the Issuer, at a purchase price specified in the Securities (the "Fundamental Change Repurchase Price"), as of a date that is not less than 60 days nor more than 90 days after the occurrence of the Fundamental Change (the "Fundamental Change Repurchase Date"), at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Fundamental Change Repurchase Notice"), substantially in the form of Exhibit E hereto, at any time until the close of business on such Fundamental Change Repurchase Date stating:

                           (A) the certificate number of the Security which the
                  Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity
                  of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

                           (C) that such Security shall be purchased as of the
                  Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture, and

                           (D) in the event the Issuer elects, pursuant to
                  Section 3.09(b), to pay the Fundamental Change Repurchase Price to be paid as of such Fundamental Change Repurchase Date, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in Common Stock is not satisfied prior to the close of business on such Fundamental Change Repurchase Date, as set forth in Section 3.09(d), whether such Holder elects
                  (i) to withdraw such Fundamental Change Repurchase Notice as to some or all of the Securities to which such Fundamental Change Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Fundamental Change Repurchase Price for all Securities (or portions thereof) to which such Fundamental Change Repurchase Notice relates; and

                  (2) delivery of such Security to the Paying Agent for cancellation prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

                  If a Holder, in such Holder's Fundamental Change Repurchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.09(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Fundamental Change Repurchase Price for all Securities subject to such Fundamental Change Repurchase Notice in the circumstances set forth in such clause (D).

                  The Issuer shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Issuer contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.09(a) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

                  A "Fundamental Change" shall be deemed to have occurred at such time as any of the following events shall occur:

                  (i) the Company consolidates or merges with or into another Person (other than a Subsidiary of the Company);

                  (ii) the Company sells, conveys, transfers or leases its properties and assets substantially as an entirety to any Person (other than a Subsidiary of the Company);

                  (iii) any Person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company; or

                  (iv) the Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security,

provided, that none of these circumstances will be a Fundamental Change if at least 50% of the aggregate fair market value (as determined by the Board of Directors) of such property and securities received by holders of Common Stock in respect of such Common Stock in such transaction, other than cash payments for fractional shares, consists of shares of voting Common Stock of the surviving Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States. For the avoidance of doubt, none of the events referred to in the preceding clauses (i)-(iv) shall constitute a Fundamental Change if the outstanding Common Stock is not affected thereby.

                  (b) Issuer's Right to Elect Manner of Payment of Fundamental Change Repurchase Price. The Securities to be purchased pursuant to Section 3.09(a) may be paid for, at the election of the Issuer, in cash or in Common Stock valued at the Market Price, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.09(c) and (d). The Issuer shall designate, in the Fundamental Change Notice delivered pursuant to
Section 3.09(e), whether the Issuer will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Issuer shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Issuer held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.09 shall receive the same percentage of cash or Common Stock in payment of the Fundamental Change Repurchase Price for such Securities, except
(i) as provided in Section 3.09(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Issuer is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state or foreign securities laws cannot be obtained, the Issuer may purchase the Securities of such Holder or Holders for cash. The Issuer may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Issuer has given its Fundamental Change Notice to Securityholders except pursuant to this Section 3.09(b) or pursuant to Section 3.09(d) in the event of a failure to satisfy, prior to the close of business on the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in Common Stock.

                  If the Issuer elects to pay all or part of the Fundamental Change Repurchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes) attributable to the period from the Issue Date (or, if the Issuer has exercised the option to convert the Securities into semi-annual coupon notes, the later of (x) the date of such exercise, and
(y) the date on which interest was last paid) through the Fundamental Change Repurchase Date with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes) accrued through the Fundamental Change Repurchase Date, and the balance, if any, of such cash or the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

                  At least one Business Day before the Fundamental Change Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the manner of payment selected by the Issuer,

                  (ii) the information required by Section 3.09(e),

                  (iii) if the Issuer elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.09(d) have been or will be complied with, and

                  (iv) whether the Issuer desires the Trustee to give the Fundamental Change Notice required by Section 3.09(e).

                  (c) Purchase with Cash. On each Fundamental Change Repurchase Date, at the option of the Issuer, the Fundamental Change Repurchase Price of Securities in respect of which a Fundamental Change Repurchase Notice pursuant to Section 3.09(a) has been given, or a specified percentage thereof, may be paid by the Issuer with cash equal to the aggregate Fundamental Change Repurchase Price of such Securities.

                  (d) Payment by Issuance of Common Stock. On each Fundamental Change Repurchase Date, at the option of the Issuer, the Fundamental Change Repurchase Price of Securities in respect of which a Fundamental Change Repurchase Notice pursuant to Section 3.09(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Issuer elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company may not issue a fractional share of Common Stock in payment of the Fundamental Change Repurchase Price. Instead the Issuer shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  The Issuer's right to exercise its election to purchase the Securities pursuant to Section 3.09 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Issuer's not having given a Fundamental Change Notice of an election to pay entirely in cash and its giving of timely Fundamental Change Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Fundamental Change Repurchase Price under the Securities Act and the Exchange Act, in each case if required;

                  (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

                  (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and
         (B) the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied; and

                  (v) the Common Stock being listed or quoted on a United States national securities exchange or traded on an established automated over-the-counter trading market in the United States.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period during which the Market Price is calculated. The Issuer may pay the Fundamental Change Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Fundamental Change Repurchase Date and the Issuer has elected to purchase the Securities pursuant to this Section 3.09 through the issuance of shares of Common Stock, the Issuer shall pay the entire Fundamental Change Repurchase Price of the Securities of such Holder or Holders in cash.

                  (e) Notice of Fundamental Change and Issuer's Election. Within 30 days after the occurrence of a Fundamental Change, the Issuer shall mail notice of Fundamental Change (the "Fundamental Change Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Fundamental Change Notice shall disclose the Issuer's election to repurchase with cash or Common Stock or any combination thereof in the manner provided herein. The Fundamental Change Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 60 days prior to such Fundamental Change Repurchase Date (the "Fundamental Change Notice Date"). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                  (2) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.09 must be given;

                  (3) the Fundamental Change Repurchase Date;

                  (4) the Fundamental Change Repurchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) the Conversion Rate applicable on the Fundamental Change Notice Date;

                  (7) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 11 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

                  (9) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in (8);

                  (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

                  (11) briefly, the conversion rights of the Securities;

                  (12) the procedures for withdrawing a Fundamental Change Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.09(a)(1)(D) or Section 3.10);

                  (13) that, unless the Issuer defaults in making payment of such Fundamental Change Repurchase Price, Original Issue Discount on Securities covered by any Fundamental Change Repurchase Notice, or interest, if any, will cease to accrue on and after the Fundamental Change Repurchase Date; and

                  (14) the CUSIP number of the Securities, if applicable.

                  In the event the Issuer has elected to pay the Fundamental Change Repurchase Price (or a specified percentage thereof) with Common Stock, the Fundamental Change Notice also shall:

                  (1) state that each Holder will receive Common Stock in respect of the specified percentage of the Fundamental Change Repurchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing
         (i) the amount of cash to which the Securityholders would have been entitled had the Issuer elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock;

                  (3) set forth the method of calculating the Market Price of the Common Stock; and

                  (4) state that because the Market Price of Common Stock will be determined prior to the Fundamental Change Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Fundamental Change Repurchase Date.

                  At the Issuer's request, the Trustee shall give such Fundamental Change Notice in the name of the Issuer and at the Issuer's expense; provided, however, that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Issuer.

                  (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on each United States national securities exchange or automated over-the-counter trading market in the United States on which the Common Stock is then listed or quoted.

                  (g) Procedure upon Purchase. The Issuer shall deposit cash (in respect of a cash purchase under Section 3.09(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 3.09. As soon as practicable after the Fundamental Change Repurchase Date, the Issuer shall deliver to each Holder entitled to receive Common Stock through its stock transfer agent, a certificate for the number of full shares of Common Stock issuable in payment of the Fundamental Change Repurchase Price. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Fundamental Change Repurchase Date. Subject to Section 3.09(d), no payment or adjustment will be made for dividends on any Common Stock delivered in payment of the Fundamental Change Repurchase Price the record date for which occurred on or prior to the Fundamental Change Repurchase Date.

                  (h) Taxes. If a Holder of a Security is paid in Common Stock, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Issuer deems to be sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.10. Effect of Purchase Notice or Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Repurchase Notice specified in Section 3.08(a) or Section 3.09(a), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(a), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(a), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

                  (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                  (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase or repurchase by the Issuer.

                  A written notice of withdrawal of a Purchase Notice or Fundamental Change Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice or Fundamental Change Repurchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or 3.09(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) or 3.09(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Securities pursuant to
Section 3.08 or 3.09 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

                  SECTION 3.11. Deposit of Purchase Price or Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the cash portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, and shall instruct its stock transfer agent to deliver the number of full shares of Common Stock issuable in payment of the remaining portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be. The Issuer shall promptly notify the Trustee in writing of the amount of any deposits of cash or deliveries of Common Stock made pursuant to this Section.

                  SECTION 3.12. Securities Purchased or Repurchased in Part. Any Security which is to be purchased or repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

                  SECTION 3.13. Covenant to Comply With Securities Laws Upon Purchase or Repurchase of Securities. In connection with any offer to purchase or repurchase or purchase or repurchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Issuer shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

                  SECTION 3.14. Repayment to the Issuer. The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.11 exceeds the cash portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof which the Issuer is obligated to purchase as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, then on the Business Day following the Purchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Issuer.

                                   ARTICLE 4

                                   COVENANTS

                  SECTION 4.01. Payment of Securities. The Issuer shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect of the Securities then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  SECTION 4.02. Financial Information; SEC Reports. At any time the Company is not subject to either Section 13 or 15(d) of the Exchange Act, the Company shall at the request of any Holder (or holders of Common Stock issued upon conversion of the Securities) provide to such Holder (or holders of such Common Stock) and any prospective purchaser designated by such Holders (or holders of such Common Stock), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act. Further, the Company shall file with the Trustee, within 15 days after it files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Issuer also shall comply with any other provisions of Trust Indenture Act Section 314(a).

                  SECTION 4.03. Corporate Existence. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and material franchises (other than as contemplated by Section 5.01); provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation of such rights or franchises is no longer desirable in the conduct of the business of the Issuer.

                  SECTION 4.04. Restrictions on Liens. Except as provided in
Section 4.06, so long as any of the Securities are outstanding, the Company shall not pledge, mortgage or hypothecate, or permit to exist, and shall not cause, suffer or permit any Subsidiary to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Company or any Subsidiary, any mortgage, pledge or other lien upon, any Principal Property at any time owned by it, to secure any indebtedness, without making effective provisions whereby the Securities shall be equally and ratably secured with any and all such indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of:

                  (a) undetermined or inchoate liens and charges incidental to construction, maintenance, development or operation;

                  (b) the lien of taxes and assessments for the then current year;

                  (c) the lien of taxes and assessments not at the time delinquent;

                  (d) the lien of specified taxes and assessments which are delinquent but the validity of which is being contested at the time by the Company or such Subsidiary in good faith;

                  (e) the lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

                  (f) any obligations or duties, affecting the property of the Company or such Subsidiary, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;

                  (g) the liens of any judgments or attachments in an aggregate amount not in excess of $10,000,000, or the lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

                  (h) any mortgage, pledge, lien or encumbrance on any property held or used by the Company or a Subsidiary in connection with the exploration for, development of or production of oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to, the Company's or a Subsidiary's interest in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures;

                  (i) any mortgage, pledge, lien or encumbrance on oil, gas, natural gas (including liquefied gas and storage gas), and other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Company or a Subsidiary;

                  (j) mortgages, pledges, liens or encumbrances upon any property heretofore or hereafter acquired, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by the Company or a Subsidiary, provided that every such mortgage, pledge, lien or encumbrance shall apply only to the property so acquired and fixed improvements thereon;

                  (k) any extension, renewal or refunding, in whole or in part, of any mortgage, pledge, lien or encumbrance permitted by subparagraph
         (j) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the mortgage, pledge, lien or encumbrance extended, renewed or refunded;

                  (l) mortgages, pledges, liens or encumbrances upon any property heretofore or hereafter acquired by any corporation that is or becomes a Subsidiary after the date hereof ("Acquired Entity"), provided that every such mortgage, pledge, lien or encumbrance (1) shall either (A) exist prior to the time the Acquired Entity becomes a Subsidiary or (B) be created at the time the Acquired Entity becomes a Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Subsidiary or thereafter acquired by it from sources other than the Company or any other Subsidiary;

                  (m) the pledge of current assets, in the ordinary course of business, to secure current liabilities;

                  (n) mechanics' or materialmen's liens, any liens or charges arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

                  (o) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property as to be used in the business of the Company or a Subsidiary or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

                  (p) any lien to secure indebtedness other than Funded Debt;

                  (q) any mortgage, pledge, lien or encumbrance of or upon any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including, without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);

                  (r) any mortgage, pledge, lien or encumbrance created or assumed by the Company or a Subsidiary in connection with the issuance of debt notes the interest on which is excludable from gross income of the holder of such security pursuant to the Code for the purpose of financing, in whole or in part, the acquisition or construction of property to be used by the Company or a Subsidiary; or

                  (s) the pledge or assignment of accounts receivable, or the pledge or assignment of conditional sales contracts or chattel mortgages and evidences of indebtedness secured thereby, received in connection with the sale by the Company or such Subsidiary or others of goods or merchandise to customers of the Company or such Subsidiary.

         In the case the Company or any Subsidiary shall propose to pledge, mortgage or hypothecate any Principal Property at any time owned by it to secure any indebtedness, other than as permitted by subdivisions (a) to (s), inclusive, of this Section 4.04, the Company shall prior thereto give written notice thereof to the Trustee, and the Company shall, or shall cause such Subsidiary to, prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure all the Securities equally and ratably with such indebtedness.

                  SECTION 4.05. [Intentionally omitted]

                  SECTION 4.06. Exempted Indebtedness. Notwithstanding the provisions of Section 4.04, the Company or a Subsidiary may issue, assume or guarantee indebtedness secured by mortgage which would otherwise be subject to the restrictions of Section 4.04 in an aggregate amount which, together with all other indebtedness of the Company or a Subsidiary secured by a mortgage which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to such restrictions (not including indebtedness permitted to be secured under clauses (a) through (s) of Section 4.04), does not at the time exceed 10% of the Consolidated Net Tangible

Assets of the Company, as shown on the audited consolidated financial statements of the Company as of the end of the fiscal year preceding the date of determination.

                  SECTION 4.07. Waiver of Certain Covenants. The Issuer may in any particular instance, be excused from failing to comply with any term, provision or condition set forth in Section 4.02 or 4.04, if before the time for such compliance the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date; provided that unless the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities affected shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

                  SECTION 4.08. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Trust Indenture Act
Section 314(a)(4).

                  SECTION 4.09. Further Instruments and Acts. The Issuer shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.10. Calculation of Original Issue Discount. The Issuer shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Code.

                                   ARTICLE 5

                               SUCCESSOR COMPANIES

                  SECTION 5.01. Merger and Consolidation. The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease its assets as, or substantially as, an entirety to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                  (iii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                  (iv) if, as a result of any such consolidation, merger or transfer, the Principal Property of the Issuer would become subject to a Lien which shall not be permitted by this Indenture, the Issuer or the Successor Company, as the case may be, shall take such steps as shall be necessary to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but the predecessor Issuer in the case of a lease of all or substantially all of its assets shall not be released from its obligations under the Securities and this Indenture.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. Events of Default. An "Event of Default" with respect to Notes occurs if:


                  (1) the Issuer defaults in any payment of the Principal Amount at Maturity (or, if the Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount), Redemption Price, Purchase Price or Fundamental Change Repurchase Price on any Security when it becomes due and payable;

                  (2) the Issuer defaults in the payment of interest on any Security, if the Issuer has exercised its option following a Tax Event to convert the Securities into semi-annual coupon notes, when such interest becomes due and payable, and such default continues for a period of 30 days;

                  (3) the Issuer defaults in the payment of liquidated damages required to be made on any Security pursuant to the Registration Rights Agreement, and such default continues for a period of 30 days;

                  (4) the Issuer fails to comply with any of its covenants or agreements contained in the Securities or this Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

                  (5) the Issuer pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors or takes any comparable action under any foreign laws relating to insolvency; or

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Issuer or in an
                  involuntary case;

                           (B) appoints a Custodian of the Issuer or for any
                  substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Issuer or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) above is not an Event of Default until the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the outstanding Securities notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  SECTION 6.02. Acceleration. If an Event of Default with respect to any Securities at the time outstanding (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the outstanding Securities by notice to the Issuer, may declare the Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of and accrued Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) and Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs, the Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of and accrued Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) to the occurrence of such event on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) or Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of or accrued Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of, accrued Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) on, or liquidated damages with respect to, a Security, (ii) a Default arising from the failure to purchase or repurchase any Security when required pursuant to the terms of this Indenture, (iii) a Default arising from the failure to comply with the provisions of

Article 11, or (iv) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal Amount at Maturity of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would subject the Trustee to personal liability, unless the Trustee is offered indemnity reasonably satisfactory to it.

                  SECTION 6.06. Limitation on Suits. Except as provided in
Section 6.07, no Holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder previously gave the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25%, in Principal Amount at Maturity of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in Principal Amount at Maturity of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of and liquidated damages and accrued Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity or the right to convert such Securities as provided herein, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01 (1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to any Issuer or any of its Subsidiaries, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for the Issue Price and accrued Original Issue Discount (or, if the Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount and accrued interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the Issue Price and accrued Original Issue Discount (or, if the Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount and accrued interest); and

                  THIRD: to the Issuer.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal Amount at Maturity of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or, not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

                  (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good, faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default, except Events of Default under Section 6.01(1) or
(2), unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture, in the Securities, or in any document executed in connection with the sale of the Securities, other than those set forth in the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the Issue Price (or, if the Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of or accrued Original Issue Discount (or, if the Securities have been converted into semi-annual coupon notes, accrued interest) on any Security (including payments pursuant to the mandatory purchase or repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holder. As promptly as practicable after each February 28 beginning with the February 28 following the Closing Date, and in any event prior to April 30 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such February that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof, provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, gross negligence or bad faith.

                  To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to make any payment on particular Securities.

                  The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities by so notifying the Issuer. The Holders of a majority in Principal Amount at Maturity of the Securities may remove the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in Principal Amount at Maturity of the Securities and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in Principal Amount at Maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. As promptly as practicable thereafter, the Trustee shall notify the Issuer of such succession.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

                  SECTION 8.01. Discharge of Liability on Securities. This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a) either

                  (1) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and
         (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or otherwise discharged from such trust as provided in Section 10.02) have been delivered to the Trustee for cancellation; or

                  (2) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether at Stated Maturity or upon any Redemption Date, Fundamental Change Repurchase Date, Purchase Date or Conversion Date, and the Issuer has deposited or caused to be deposited with the Trustee, the Paying Agent or the Conversion Agent, as applicable, as trust funds in trust for the purpose an amount of money or securities sufficient to pay and discharge the entire Indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

                  (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                  (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08, 10.2
and, if money or securities shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 8.01, shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in
Section 7.07 shall survive.

                  SECTION 8.02. Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment to the Persons entitled thereto.

                  SECTION 8.03. Repayment to Issuer. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money or securities held by them that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money or securities must look to the Issuer for payment as general creditors.

                                   ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity or correct or supplement any defective or inconsistent provision contained in this Indenture or make any other changes in the provisions of this Indenture which the Issuer and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the Securityholders;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees or co-obligors with respect to the Securities or to secure the Securities;

                  (5) to increase the Conversion Rate;

                  (6) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act; or

                  (8) to make any changes that would provide the Securityholders with any additional rights or benefits or that do not adversely affect the legal rights under this Indenture of any such Securityholder.

                  SECTION 9.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal Amount at Maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected, an amendment may not:

                  (1) make any change in the manner or rate of accrual in connection with Original Issue Discount, reduce the yield to maturity referred to in the Securities, reduce the rate of interest referred to in Section 10.01 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

                  (2) reduce the Principal Amount at Maturity, Restated Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

                  (3) reduce the Redemption Price, Purchase Price or Fundamental Change Repurchase Price of any Security;

                  (4) make any Security payable in money or securities other than that stated in the Security;

                  (5) make any change that adversely affects the right to convert any Security;

                  (6) make any change that adversely affects the right to require the Issuer to repurchase or purchase the Securities in accordance with the terms thereof and this Indenture;

                  (7) reduce the percentage in Principal Amount at Maturity of the outstanding Securities, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Issuer shall mail to all affected Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer and the Trustee.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10

                          SPECIAL TAX EVENT CONVERSION

                  SECTION 10.01. Optional Conversion to Semi-annual Coupon Note Upon Tax Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Issuer exercises its option set forth in this Section 10.01, whichever is later (the "Option Exercise Date"), at the option of the Issuer, interest in lieu of future Original Issue Discount shall accrue at the rate of 2.125% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semi-annually on February 7 and August 7 of each year (each an "Interest Payment Date") to holders of record at the close of business on January 23 and July 23 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of its exercise of the option set forth in this Section 10.01, the Issuer shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first-class mail to the Holders of the Securities. From and after the Option Exercise Date, (i) the Issuer shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semi-annual coupon notes.

                  In the event the Issuer exercises its option pursuant to this
Section 10.01 to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the

Holder shall be entitled on conversion into Common Stock to receive the same number of shares of Common Stock such Holder would have received if the Issuer had not exercised such option. If the Issuer exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is entitled to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities shall be payable by the Issuer on any Interest Payment Date subsequent to the date of conversion.

                  SECTION 10.02. Paying Agent To Hold Money in Trust. Prior to 11 a.m. (New York City time) on the Interest Payment Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay interest when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 10.03. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 10.04. Payment of Interest; Interest Rights Preserved.
(a) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the Holder located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder. In the case of a Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

                  (b) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with the paragraph of the Securities captioned "Interest"), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Issuer may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 11

                                   CONVERSION

                  SECTION 11.01. Conversion Privilege. Except as provided in this Article 11, a Holder of a Security may convert such Security into Common Stock at any time during the period stated in the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in the Securities, subject to adjustment as herein set forth.

               The Holders' right to convert Securities into shares of Common Stock is subject to the condition that, if the Sale Price on the Conversion Date is (a) less than 100% of the Accreted Conversion Price in effect on such date, then a Holder electing to exercise its right to convert its Securities on such date shall receive, in lieu of Common Stock, cash in an amount equal to 95% of the product of the Conversion Rate in effect on such date and such Sale Price or
(b) greater than or equal to 100% of the Accreted Conversion Price in effect on such date but less than 110% of such Accreted Conversion Price, then a Holder electing to exercise its right to convert its Securities on such date shall receive, in lieu of Common Stock, cash in an amount equal to the sum of the Issue Price plus Original Issue Discount (or, if the Issuer has exercised its option to convert the Securities to semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount plus unpaid interest thereon) accrued to the Conversion Date; provided, however, that this provision shall not apply with respect to any Securities that have been called for redemption pursuant to Section 3.03 nor shall it be subject to the proviso set forth in the next succeeding paragraph.

               The Holders' right to convert Securities into shares of Common Stock is also subject to the Company's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock; provided, however, that if an Event of Default (other than a default in a cash payment upon conversion of the Securities) shall have occurred and be continuing, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with this Article 11, whether or not the Company has delivered a notice pursuant to Section 3.03 or 11.02 hereof to the effect that the Securities would be paid in cash. The amount of cash to be paid pursuant to
Section 11.02 hereof for each $1,000 of Principal Amount of a Security upon conversion shall be equal to the average Sale Price of the Common Stock for the five consecutive trading days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 3.03, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of this Article 11 (other than cash in lieu of fractional shares pursuant to Section 11.03 hereof) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into shares of Common Stock or cash pursuant to Section 11.02 hereof) and is continuing an Event of Default (other than a default in a cash payment upon conversion of such Securities).

                  A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  "Average Quoted Price" means the average of the Sale Prices of the Common Stock for the shorter of

                  (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days), or

                  (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or 11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto), with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(1), (2), (3) or (5) applies, occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                  The term "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the Nasdaq National Market, or if the applicable security is not quoted on the Nasdaq National Market, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the principal other market on which the applicable security is then traded.

                  SECTION 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements set forth in the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Security shall be converted into shares of Common Stock or paid in cash, unless the Company shall have delivered such notice previously pursuant to Section 3.03 hereof. If the Company shall have notified the Holder that all of such Security shall be converted into shares of Common Stock, the Company shall deliver to the Holder through the Conversion Agent no later than the fifth Business Day following the Conversion Date a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03 hereof. Except as provided in the proviso in the third paragraph of Section 11.01 hereof, if the Company shall have notified the Holder that all or a portion of such Security shall be paid in cash, the Company shall deliver to the Holder surrendering such Security the amount of cash payable with respect to such Security no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03 hereof. Except as provided in the proviso in the third paragraph of Section 11.01 hereof, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Company has notified the Holder in accordance with this paragraph. If shares of Common Stock are delivered as consideration, then the Person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security and such Security shall be cancelled and no longer Outstanding.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 11. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Issuer has exercised its option provided for in Section 10.01) attributable to the period from the Issue Date (or, if the Issuer has exercised the option provided for in Section 10.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being converted pursuant to the provisions hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option provided for in Section 10.01) accrued through the Conversion Date, and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                  If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable or cash paid upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

                  If the last day on which a Security may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

                  Upon surrender of a Security that is converted in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

                  SECTION 11.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Issuer will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the last reported sale price (determined as set forth in the definition of Market Price) on the last trading day prior to the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

                  SECTION 11.04. Taxes on Conversion. If a Holder converts a Security, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum that the Issuer deems to be sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  SECTION 11.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued or treasury Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, including the addition of any and all restrictive legends that are required to appear on the face of the Common Stock, and shall list or cause to have quoted such shares of Common Stock on each United States national securities exchange or in the automated over-the-counter market in the United States on which the Common Stock is then listed or quoted.

                  SECTION 11.06. Adjustment for Change In Capital Stock. If, after the Issue Date of the Securities, the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                  (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security into Common Stock immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

                  SECTION 11.07. Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this
Section 11.07, in accordance with the formula

                                      R x (O + N)
                                R' = -------------
                                    (O + (N x P)/M)


where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Quoted Price, minus, in the case of (i) a distribution to which Section 11.06(4) applies or (ii) a distribution to which
Section 11.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.07 applies, the fair market value (on the record date for the distribution to which this Section 11.07 applies) of the

                  (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(4) distribution and

                  (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 11.08 distribution.

                  The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

                  SECTION 11.08. Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07 and
(y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08, in accordance with the formula:
                                    R x M
                               R' = -----
                                    M - F

where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  M = the Average Quoted Price, minus, in the case of a distribution to which Section 11.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
Section 11.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section
11.08 applies, the fair market value (on the record date for the distribution to which this Section 11.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(4) distribution.

                  F = the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

                  For purposes of this Section 11.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

                  (i) If, upon the date prior to the Ex-Dividend Time with respect a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 15% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

         In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

                  In the event that, with respect to any distribution to which this Section 11.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 11.08 shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

                  SECTION 11.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  SECTION 11.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Securities become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  SECTION 11.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Issuer shall promptly mail to Securityholders by first-class mail a notice of the adjustment. The Issuer shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  SECTION 11.12. Voluntary Increase. The Issuer from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Issuer shall mail to Securityholders by first-class mail and file with the Trustee and the Conversion Agent a notice of the increase. The Issuer shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06,
11.07 or 11.08.

                  SECTION 11.13. Notice of Certain Transactions. If:

                  (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or
         11.08 (unless no adjustment is to occur pursuant to Section 11.10); or

                  (2) there is a liquidation or dissolution of the Company;

then the Issuer shall mail to Securityholders by first-class mail and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Issuer shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 11.14. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section
5.01 (other than a sale of the assets of the Company as, or substantially as, an entity in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the

Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the Successor Company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security into Common Stock immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The Successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                  If this Section 11.14 applies, neither Section 11.06 nor
Section 11.07 applies.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 11.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security into Common Stock immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  SECTION 11.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive in the absence of manifest error.

                  SECTION 11.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Issuer's failure to comply with this Article 11. Each Conversion Agent shall have the same protection under this Section 11.16 as the Trustee.

                  SECTION 11.17. Simultaneous Adjustments. In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

                  SECTION 11.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

                  SECTION 11.19. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Article 11, there shall not be any adjustment to the Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                  SECTION 11.20. Restriction on Common Stock Issued Upon Conversion. Shares of Common Stock to be issued upon conversion of Securities prior to the effectiveness of a Shelf Registration shall be physically delivered in certificated form to the holders converting such Securities and the certificate representing such shares of Common Stock shall bear will bear a legend substantially to the following effect:

                  "These Securities have not been registered under the Securities Act of 1933. Further offers or sales of these Securities are subject to certain restrictions, as set forth in the Offering Memorandum dated January 31, 2001 relating to these Securities."

unless removed in accordance with Section 11.20(b).

                  (a) If (i) shares of Common Stock to be issued upon conversion of a Security prior to the effectiveness of a Shelf Registration are to be registered in a name other than that of the holder of such Security or (ii) shares of Common Stock represented by a certificate bearing the above legend are transferred subsequently by such holder, then, unless the Shelf Registration has become effective and such shares are being transferred pursuant to the Shelf Registration, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit F as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

                  (b) Except in connection with a Shelf Registration, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the above legend, or if a request is made to remove such legend from certificates representing shares of Common Stock, the certificates so issued shall bear the above legend, or the above legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

                  SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery), addressed as follows:

                  If to the Issuer:

                  Enron Corp.
                  1400 Smith Street
                  Houston, Texas 77002
                  Telecopy No.:  (713) 646-4990
                  Attention:  Treasurer

                  If to the Trustee:

                  For payment, registration of transfer and exchange of the
                  Securities:

                  The Chase Manhattan Bank
                  2001 Bryan Street, 9th Floor
                  Dallas, Texas 75201
                  Telephone:  (214) 672-5125 or (800) 275-2048
                  Telecopy No.:  (214) 672-5873

                  For all other communications relating to the Securities:

                  The Chase Manhattan Bank
                  Institutional Trust Services
                  600 Travis Street, Suite 1150
                  Houston, Texas 77002
                  Telephone:  (713) 216-6877
                  Telecopy No.:  (713) 577-5200

                  The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notices to the Trustee shall be effective only upon receipt.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (1) an Officers' Certificate of the Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required Principal Amount at Maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or other day on which banking institutions in either the State of Texas or the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

                  SECTION 12.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 12.14. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.


                     [Rest of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                               ENRON CORP.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:





                                               THE CHASE MANHATTAN BANK, as
                                                  Trustee


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE AND AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY ARE $655.24 AND $344.76, RESPECTIVELY, THE ISSUE DATE IS FEBRUARY 7, 2001 AND THE YIELD TO MATURITY IS 2.125%.

         [INCLUDE IF SECURITY IS A RESTRICTED SECURITY - THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. FURTHER OFFERS OR SALES OF THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS, AS SET FORTH IN THE OFFERING MEMORANDUM DATED JANUARY 31, 2001 RELATING TO THESE SECURITIES.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF FEBRUARY 7, 2001, ENTERED INTO BY THE ISSUER FOR THE BENEFIT OF CERTAIN HOLDERS FROM TIME TO TIME OF SECURITIES.]

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                   ENRON CORP.

                  ZERO COUPON CONVERTIBLE SENIOR NOTE DUE 2021

CUSIP No. 293561 CC 8                                  $___________ Principal Amount at
                                                       Maturity


Issue Date: February 7, 2001                           Original Issue Discount: $344.76
Issue Price: $655.24                                   (for each $1,000 Principal Amount at Maturity)
(for each $1,000 Principal Amount at Maturity)


         Enron Corp., an Oregon corporation (herein called the "Issuer" or the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the Principal Amount at Maturity set forth above [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on February 7, 2021.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                                              ENRON CORP.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE CHASE MANHATTAN BANK, as Trustee, certifies that this is one of the Securities referred to in the Indenture.



By:
   ---------------------------------------------
   Authorized Signatory


Date of authentication:

                       [FORM OF REVERSE SIDE OF SECURITY]

         This Security is one of a duly authorized issue of Securities of the Issuer designated as its Zero Coupon Convertible Senior Notes due 2021, limited in aggregate Principal Amount at Maturity to $1,907,698,000 (subject to increase by up to $381,540,000 in the event the Initial Purchasers exercise the over-allotment option granted to them in the Purchase Agreement) (herein called the "Securities"), issued and to be issued under an Indenture, dated as of February 7, 2001 (herein called the "Indenture"), between the Issuer and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Interest - This Security shall not bear interest, except as specified herein. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price, upon the date set for payment of a Purchase Price or Fundamental Change Repurchase Price or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 2.125% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 2.125% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security. Original Issue Discount shall cease to accrue on the earlier of (a) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (b) any Redemption Date, Conversion Date, Fundamental Change Repurchase Date, Purchase Date or other date on which such Original Issue Discount (or, if such Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, interest thereon) shall cease to accrue in accordance with Section 2.09 of the Indenture.

         Method of Payment - Holders must surrender Securities to the Paying Agent to collect all payments in respect of the Securities, except for liquidated damages payable pursuant to the Registration Rights Agreement and, if such Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, interest thereon. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

         Redemption at the Option of the Issuer - No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Issuer at a Redemption Price equal to the Issue Price plus the accrued Original Issue Discount to the Redemption Date, provided that the Securities are not redeemable prior to February 7, 2004.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices equal the Issue Price plus accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

                ------------------------------------------------------------------------------------------------
                                                                   ACCRUED ORIGINAL           REDEMPTION
                                                   ISSUE            ISSUE DISCOUNT               PRICE
                         DATE                   PRICE(1)             AT 2.125%(2)              (1) + (2)
                ------------------------------------------------------------------------------------------------
                   February 7, 2004              $655.24                  $42.90                 $698.13
                   February 7, 2005               655.24                   57.81                  713.05
                   February 7, 2006               655.24                   73.04                  728.28
                   February 7, 2007               655.24                   88.60                  743.84
                   February 7, 2008               655.24                  104.49                  759.73
                   February 7, 2009               655.24                  120.72                  775.96
                   February 7, 2010               655.24                  137.30                  792.54
                   February 7, 2011               655.24                  154.23                  809.47
                   February 7, 2012               655.24                  171.52                  826.76
                   February 7, 2013               655.24                  189.18                  844.42
                   February 7, 2014               655.24                  207.22                  862.46
                   February 7, 2015               655.24                  225.65                  880.89
                   February 7, 2016               655.24                  244.47                  899.70
                   February 7, 2017               655.24                  263.69                  918.92
                   February 7, 2018               655.24                  283.32                  938.56
                   February 7, 2019               655.24                  303.37                  958.61
                   February 7, 2020               655.24                  323.85                  979.08
                  At Stated Maturity              655.24                  344.76                1,000.00


         If converted to a semi-annual coupon note following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid through the Redemption Date; but in no event will this Security be redeemable before February 7, 2004.

         Purchase By the Issuer at the Option of the Holder - Subject to the terms and conditions of the Indenture, the Issuer shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

        Purchase Date                  Purchase Price
        -------------                  --------------
        February 7, 2004                    $698.13
        February 7, 2009                    $775.96
        February 7, 2014                    $862.46

         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) will be paid in cash on February 7, 2004, but on the later two Purchase Dates it may be paid, at the option of the Issuer, in cash or by the issuance and delivery of shares of Common Stock of the Company valued at the Market Price, or in any combination thereof.

         If prior to a Purchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Purchase Date.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Issuer shall become obligated to repurchase the Securities if a Fundamental Change occurs at any time prior to February 7, 2004 for a Fundamental Change Repurchase Price equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Repurchase Date, which Fundamental Change Repurchase Price shall be paid in cash or, at the option of the Issuer, in Common Stock of the Company, as long as it is then listed on a United States national securities exchange or traded on an established automated over-the-counter trading market in the United States, or any combination thereof. The fair market value of the Common Stock for such purpose shall be the Market Price (as defined in the Indenture) of the Common Stock. If prior to a Fundamental Change Repurchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Fundamental Change Repurchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Fundamental Change Repurchase Date.

         Holders have the right to withdraw any Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash and/or securities sufficient to pay the Purchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, are deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, Original Issue Discount or, if the Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, interest, will cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Repurchase Price, as the case may be, upon surrender of such Security).

         If the Issuer elects to pay all or part of the Purchase Price or the Fundamental Change Repurchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest if the Issuer has exercised the option to convert the Securities into semi-annual coupon notes as provided for herein), attributable to the period from the Issue Date (or, if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes, the later of
(x) the date of such exercise, and (y) the date on which interest was last paid) through the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes) accrued through the Purchase Date (or the Fundamental Change Repurchase Date, as the case may be), and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

         Conversion - Except as described hereinafter, a Holder of a Security may convert it into Common Stock at any time on or after the 90th day following the Issue Date and before the close of business on February 7, 2021. If the Sale Price on the Conversion Date is (a) less than 100% of the Accreted Conversion Price, then a Holder electing to exercise its right to convert its Securities on that date shall receive, in lieu of Common Stock, cash in an amount equal to 95% of the product of the Conversion Rate and such Sale Price or (b) greater than or equal to 100% of the Accreted Conversion Price but less than 110% of the Accreted Conversion Price, then a Holder electing to exercise its right to convert its Securities on that date shall receive, in lieu of Common Stock, cash in an amount equal to the sum of the Issue Price plus Original Issue Discount (or, if the Issuer has exercised its option to convert the Securities to semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount plus unpaid interest thereon) accrued to the Conversion Date; provided, however, that this provision shall not apply with respect to any Securities that have been called for redemption pursuant to Section 3.03 of the Indenture nor shall it be subject to the condition set forth in the second succeeding paragraph. Further, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the Business Day immediately preceding the

Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Repurchase Notice exercising the option of such Holder to require the Issuer to purchase such Security may be converted only if such Purchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

         A Holder's right to convert Securities into shares of Common Stock is also subject to the Company's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence in lieu of delivering all or part of such shares of Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with Article 11 of the Indenture, whether or not the Company has delivered a notice pursuant to Section 11.02 of the Indenture to the effect that the Securities will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount of a Security shall be equal to the average Sale Price of a share of Common Stock for the five consecutive trading days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 3.03 of the Indenture, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. If the Issuer shall elect to make such payment wholly in shares of Common Stock, then such shares shall be delivered through the Conversion Agent to Holders surrendering Securities no later than the fifth Business Day following the Conversion Date. If, however, the Company shall elect to make any portion of such payment in cash, then the payment, including any delivery of Common Stock, shall be made to Holders surrendering Securities no later than the tenth Business Day following the Conversion Date.

         The Company shall not pay cash in lieu of delivering all or part of such shares of Common Stock upon the conversion of any Security pursuant to the terms of Article 11 of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether each Security shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such Securities).

         The initial Conversion Rate is 5.7565 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Issuer will deliver cash or a check in lieu of any fractional share of Common Stock.

         In the event the Issuer exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion into Common Stock to receive the same number of shares of Common Stock such Holder would have received if the Issuer had not exercised such option. If the Issuer exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is entitled to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted

Securities shall be payable by the Issuer on any Interest Payment Date subsequent to the date of conversion.

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent for cancellation, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Issuer or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Issuer has exercised its option provided for below in "Tax Event") attributable to the period from the Issue Date (or, if the Issuer has exercised the option referred to below in "Tax Event", the later of
(x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being converted pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option provided for below in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Issuer from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of its assets as, or substantially as, an entirety, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

         Tax Event - From and after (1) the date (the "Tax Event Date") of the occurrence of a Tax Event and (2) the date the Issuer exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Issuer, interest in lieu of future Original Issue Discount shall accrue at the rate of 2.125% per annum on a principal amount per Security (the "Restated Principal

Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semi-annually on February 7 and August 7 of each year (each an "Interest Payment Date") to holders of record at the close of business on January 23 or July 23 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                  Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder.

                  Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in Section 10.04(b) of the Indenture.

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

         [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Issuer is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

         If an Event of Default shall occur and be continuing, the Issue Price plus the Original Issue Discount or, if the Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount plus interest, accrued on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the

Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount at Maturity of the outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in Principal Amount at Maturity of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in Principal Amount at Maturity of outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal Amount at Maturity, Restated Principal Amount, Purchase Price or Fundamental Change Repurchase Price of, accrued Original Issue Discount or interest, if any, on, and liquidated damages on this Security at the times, place and rate, and in the coin or currency, prescribed in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company established pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount at Maturity, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and any integral multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate Principal Amount at Maturity of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

         If you want to assign this Security, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code and social security or tax ID number of assignee)

         and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

        Date:                                      Signed:
              ------------------------------              ----------------------------

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee:
                             ---------------------------------

         In connection with any transfer of this Security occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer):

                                   [Check One]

         (1) [ ]   to the Issuer or a subsidiary of the Issuer; or

         (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act; or

         (3) [ ] outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

         (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or

         (5) [ ] pursuant to an effective registration statement under the Securities Act; or

         (6) [ ] pursuant to another available exemption from the registration requirements of the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3), (4) or (6) is checked, the Issuer may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

        Date:                                         Signed:
              ------------------------------                 -----------------------------

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee:
                             --------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

        Date:                                         Signed:
              ------------------------------                 -----------------------------

         NOTICE: To be executed by an executive officer.

                            FORM OF CONVERSION NOTICE

         If you want to convert this Security into Common Stock of the Company, check the box: [ ]

         To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

         $----------------------------------

         If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
             (Insert other person's social security or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

        Date:                                        Signed:
              ------------------------------                 -----------------------------

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee:
                             --------------------------------

                                    EXHIBIT B

                   [FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                   FROM GLOBAL SECURITY OR DEFINITIVE SECURITY
                             TO DEFINITIVE SECURITY]

                  (Transfers pursuant to Section 2.13(a)(1) or
                      Section 2.13(a)(2) of the Indenture)

                                                             ------------, -----



The Chase Manhattan Bank, as Registrar
600 Travis Street, Suite 1150
Houston, Texas 77002
Attn: Institutional Trust Services

Re:      Transfer of  $________ Principal Amount at Maturity of
         Zero Coupon Convertible Senior Notes due 2021
         (the "Securities") of Enron Corp. (the "Issuer")

         Reference is hereby made to the Indenture dated as of February 7, 2001 (the "Indenture") between the Issuer and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to U.S. $_________ aggregate principal amount of Securities which are held [in the form of a [Definitive] [Global Security (CUSIP No. _____________ )]* in the name of [name of transferor] (the "Transferor") to effect the transfer of Securities.

         In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities and the Indenture and (ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act of 1933, as amended) (an "Institutional Accredited Investor") which is acquiring such Securities for its own account or for one or more accounts, each of which is an Institutional Accredited Investor, over which it exercises sole investment discretion and
(iii) in accordance with applicable securities laws of any state of the United States.


----------
* Insert, if appropriate.

                                                [Name of Transferor],

                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------
                                                Dated:
                                                      --------------------------

                                    EXHIBIT C


    [FORM OF NON-DISTRIBUTION LETTER FOR INSTITUTIONAL ACCREDITED INVESTORS]

                   (Transfers pursuant to Section 2.13(a)(1)
                    or Section 2.13(a)(2) of the Indenture)

                                                           ----------------, ---


The Chase Manhattan Bank, as Registrar
600 Travis Street, Suite 1150
Houston, Texas 77002
Attn:  Institutional Trust Services


Enron Corp.
1400 Smith Street
Houston, Texas 77002

Re: Purchase of $________ Principal Amount at Maturity of Zero Coupon Convertible Senior Notes due 2021 (together with the Common Stock issuable upon conversion thereof, the "Securities") of Enron Corp. (the "Issuer")(1)

Ladies and Gentlemen:

                  In connection with our purchase of the Securities we confirm that:

                  1. We understand that the Securities are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

                  2. We acknowledge that (a) neither the Issuer, nor the Initial Purchasers (as defined in the Offering Memorandum dated January 31, 2001 relating to the Securities (the "Offering Memorandum")) nor any person acting on behalf of the Issuer or the Initial Purchasers has made any representation to us with respect to the Issuer or the offer or sale of any Securities; and (b) any information we desire concerning the Issuer and the Securities or any other matter relevant to our decision to purchase the Securities (including a copy of the Offering Memorandum) is or has been made available to us.

                  3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or


----------
1 Each U.S. purchaser, or account for which each U.S. purchaser is acting, should purchase at least $250,000 Principal Amount at Maturity of Securities.

any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Securities.

                  4. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

                  5. We understand that (a) the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

                  "These Securities have not been registered under the Securities Act of 1933. Further offers or sales of these Securities are subject to certain restrictions, as set forth in the Offering Memorandum dated January 31, 2001 relating to these Securities."

                  and (b) the Issuer has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 6 below (provided, in the case of a disposition of the Securities in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

                  6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

                  (a) the Securities are sold in compliance with Rule 144(k) under the Securities Act; or

                  (b) the Securities are sold in compliance with Rule 144A under the Securities Act; or

                  (c) the Securities are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

                  (d) the Securities are sold pursuant to an effective registration statement under the Securities Act; or

                  (e) the Securities are sold to the Issuer or an affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer; or

                  (f) the Securities are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Issuer or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Issuer or its designee may reasonably request.

                                                 Very truly yours,


                                                 By
                                                   ----------------------
                                                    (Authorized Officer)

                                    EXHIBIT D


                            [FORM OF PURCHASE NOTICE]

                                                           ----------------, ---


The Chase Manhattan Bank, as Registrar
600 Travis Street, Suite 1150
Houston, Texas 77002
Attn:    Institutional Trust Services


Enron Corp.
1400 Smith Street
Houston, Texas 77002


Re:      Purchase of  $________ Principal Amount at Maturity of
         Zero Coupon Convertible Senior Notes due 2021
         (the "Securities") of Enron Corp. (the "Issuer")

         Certificate No(s). of Securities: _____________________________

         This is a Purchase Notice as defined in Section 3.08(a) of the Indenture dated as of February 7, 2001 (the "Indenture") between the Issuer and The Chase Manhattan Bank, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

         I intend to deliver the following aggregate Principal Amount at Maturity of Securities for purchase by the Issuer pursuant to Section 3.08(a) of the Indenture (in multiples of $1,000):
$
---------------------------------

         I hereby agree that the Securities will be purchased as of the Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

         In the event that the Company elects, pursuant to Section 3.08(b) of the Indenture, to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on the Purchase Date, I elect (check one):

         [ ] (1) to withdraw this Purchase Notice as to all of the Securities to which it relates;

         [ ] (2) to withdraw this Purchase Notice as to $___________________ Principal Amount at Maturity of Securities (Certificate No(s). ____________________); or

         [ ] (3) to receive cash in respect of the entire Purchase Price for all Securities or portions thereof to which this Purchase Notice relates.



                                                Signed:
                                                       -------------------------

                                    EXHIBIT E


                 [FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

                                                           ----------------, ---


The Chase Manhattan Bank, as Registrar
600 Travis Street, Suite 1150
Houston, Texas 77002
Attn:    Institutional Trust Services


Enron Corp.
1400 Smith Street
Houston, Texas 77002


Re:      Purchase of  $________ Principal Amount at Maturity of
         Zero Coupon Convertible Senior Notes due 2021
         (the "Securities") of Enron Corp. (the "Issuer")

         Certificate No(s). of Securities: _____________________________

         This is a Fundamental Change Repurchase Notice as defined in Section
3.09 of the Indenture dated as of February 7, 2001 (the "Indenture") between the Issuer and The Chase Manhattan Bank, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

         I intend to deliver the following aggregate Principal Amount at Maturity of Securities for purchase by the Company pursuant to Section 3.09 of the Indenture (in multiples of $1,000):
$
---------------------------------

         I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

         In the event that the Company elects, pursuant to Section 3.09(b) of the Indenture, to pay the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in Common Stock is not satisfied prior to the close of business on the Fundamental Change Repurchase Date, I elect (check one):

         [ ] (1) to withdraw this Fundamental Change Repurchase Notice as to all of the Securities to which it relates;

         [ ] (2) to withdraw this Fundamental Change Repurchase Notice as to $___________________ Principal Amount at Maturity of Securities (Certificate No(s). ____________________); or

         [ ] (3) to receive cash in respect of the entire Fundamental Change Repurchase Price for all Securities or portions thereof to which this Fundamental Change Repurchase Notice relates.

                                            Signed:
                                                   -----------------------------

                                    EXHIBIT F

                   [FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK]

            (Transfers pursuant to Section 11.20(c) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

The Chase Manhattan Bank, as Registrar
600 Travis Street, Suite 1150
Houston, Texas 77002
Attn:    Institutional Trust Services


Re:      Common Stock of Enron Corp. (the "Company")

         Reference is hereby made to the Indenture dated as of February 7, 2001 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Securities and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

         CHECK ONE BOX BELOW

         (1) [ ]  to the Company; or

         (2) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         (3) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the transfer agent a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company or transfer agent); or

         (4) [ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company reasonably requests in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                               [Name of Transferor],



                                               By
                                                 -------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



Dated:



                                       F-2